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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Sentigen Holding Corp. (the "Company") on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph
K. Pagano, Chairman, Chief Executive Officer and President of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of, and for, the period covered by the Report.

Date: March 30, 2005

                                            /s/ Joseph K. Pagano
                                            ------------------------
                                            Name: Joseph K. Pagano
                                            Title: Chairman, Chief Executive
                                                    Officer and President

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO SENTIGEN HOLDING CORP. AND WILL BE RETAINED SENTIGEN HOLDING CORP. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.